SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 12, 2005

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of August 10, 2005, Commonwealth Biotechnologies, Inc. (“CBI”) entered into a certain First Amendment to the First Amended and Restated Employment Agreement with Richard J. Freer, Ph.D., Chairman and Chief Operating Officer of CBI (“Freer”). Pursuant to the amendment, the parties thereto added a single sentence to Section 4(g) of the agreement to emphasize that Freer will forfeit any unvested restricted shares of common stock upon either (i) the termination of Freer’s employment by Freer without Good Reason (as such term is defined therein) or (ii) the termination of Freer’s employment by CBI for Cause (as such term is defined therein).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	First Amendment to the First Amended and Restated Employment Agreement by and between Richard J. Freer, Ph.D. and Commonwealth Biotechnologies, Inc., dated as of August 10, 2005.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: August 12, 2005

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EXHIBIT INDEX

Number	Description of Exhibit
99.1	First Amendment to the First Amended and Restated Employment Agreement by and between Richard J. Freer, Ph.D. and Commonwealth Biotechnologies, Inc., dated as of August 10, 2005.

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